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                                                                    EXHIBIT 99.2
                                     PROXY

                         FLASHNET COMMUNICATIONS, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON TUESDAY, MAY 30, 2000


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

           The undersigned hereby appoints M. Scott Leslie and Andrew Jent, and each of them as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of the Company's sharehold-ers, to be held at the City Club in the City Center Tower II, located at 301 Commerce Street, Fort Worth, Texas 76102 on Tuesday, May 30, 2000 at 9:00 a.m. local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposal listed on the re-verse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meet-ing.

           WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE PRESENTED AT THE MEETING.

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                       P
                                       R
                                       O
                                       X
                                       Y
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     Please mark your votes as in this example.

     This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR the following proposal.

     The board of directors recommends a vote FOR the proposal.

 1. To approve and adopt
 the merger agreement
 among the Company,
 Prodigy Communication
 Corporation and PUCKnut
 Corporation, including
 the first amendment to
 the merger agreement,
 and the related merger
 pursuant to which the
 Company will become a
 wholly-owned subsidiary
 of Prodigy and each
 outstanding share of
 FlashNet common stock
 will be converted into
 the right to receive
 0.35 share of Prodigy
 common stock.

                                    Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more or in the name of husband and wife, whether as joint tenants or other-wise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a de-ceased shareholder should give their full title. Please date the Proxy.

 Signature:             Date:           Signature:            Date:
                                       X
FOR AGAINST      ABSTAIN
MARK HERE IF YOU PLAN TO
ATTEND THE MEETING

MARK HERE FOR ADDRESS
CHANGEAND NOTE BELOW